Exhibit 99.1

LASALLE HOTEL PROPERTIES REPORTS SECOND QUARTER RESULTS

Second Quarter RevPAR Increases 7.4 Percent

BETHESDA, MD, July 21, 2010 — LaSalle Hotel Properties (NYSE: LHO) today reported net income to common shareholders of $8.0 million, or $0.11 per diluted share for the quarter ended June 30, 2010, compared to net income of $8.2 million, or $0.16 per diluted share for the second quarter of 2009.

For the quarter ended June 30, 2010, the Company generated funds from operations (“FFO”) of $35.9 million versus $35.6 million for the second quarter of 2009. On a per diluted share basis, FFO for the second quarter was $0.52, compared to $0.70 for the same period of 2009.

Net income and FFO for the prior year included $5.7 million of after-tax income related to the recognition of prior termination cure payments from the previous manager of the Company’s Seaview Resort and a $1.0 million fee for exchanging Series C Cumulative Redeemable Preferred Shares of Beneficial Interest for Series G Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Preferred Share Exchange”).

The Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the second quarter of 2010 were $55.5 million as compared to $59.5 million for the second quarter of 2009. Prior year EBITDA included $9.5 million of pre-tax income related to the recognition of prior termination cure payments and the $1.0 million fee related to the Preferred Share Exchange.

Room revenue per available room (“RevPAR”) in the second quarter of 2010 was $146.60, which was an increase of 7.4 percent compared to the same period of 2009. Average daily rate (“ADR”) increased 2.1 percent from the second quarter of 2009 to $185.44, while occupancy increased 5.2 percent to 79.1 percent.

“We are encouraged by the second quarter results for both the industry and the Company,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties. “The combination of continued strong demand and the recent improvement in average rate give us confidence that we are in the beginning phase of what we expect to be a strong and long recovery.”

The Company’s hotels generated $58.5 million of EBITDA for the quarter ended June 30, 2010 compared with $53.6 million for the same period of 2009. Hotel revenues increased 7.4 percent while hotel expenses grew 6.6 percent. As a result, the hotel EBITDA margin for the quarter ended June 30, 2010 was 32.5 percent, which is an increase of 53 basis points compared to the same period last year.

As of June 30, 2010, the Company had total outstanding debt of $624.6 million and the Company had no outstanding balance on its senior unsecured credit facility and the credit facility of the Company’s taxable REIT subsidiary. Total debt to trailing 12 month Corporate EBITDA (as defined by our senior unsecured credit facility) equaled 3.9 times as of June 30, 2010. For the quarter, the Company’s weighted average interest rate was 5.3 percent. As of June 30, 2010, based on the Company’s covenants under its senior unsecured credit facility, the Company’s EBITDA to interest coverage ratio was 4.4 times and its fixed charge coverage ratio was 2.1 times. At the end of the quarter, the Company had $42.6 million of cash and cash equivalents on its balance sheet and an aggregate of $472.9 million available on its credit facilities.

For the six months ended June 30, 2010, the Company reported a net loss to common shareholders of $17.8 million compared to a net loss of $10.7 million for the same period of 2009. For the six months ended June 30, 2010, FFO was $37.4 million, or $0.56 per diluted share compared to $44.2 million, or $0.96 per diluted share for the same period of 2009. Net income and FFO for the six months ended June 30, 2010 were reduced by $1.5 million for transaction costs related to the acquisition of the Sofitel Washington, DC Lafayette Square. Prior year net income and FFO included $5.7 million of after-tax income related to the recognition of prior termination cure payments and the $1.0 million fee related to the Preferred Share Exchange.

EBITDA for the six months ended June 30, 2010 decreased to $70.3 million from $80.8 million for the six months ended June 30, 2009. EBITDA for the six months ended June 30, 2010 was reduced by $1.5 million for transaction costs related to the acquisition of the Sofitel Washington, DC Lafayette Square. Prior year EBITDA included $9.5 million of pre-tax income related to the recognition of prior termination cure payments and the $1.0 million fee related to the Preferred Share Exchange.

RevPAR was $121.60 for the six months ended June 30, 2010, which represented no change from the same prior year period. ADR declined 3.4 percent from the six months ended June 30, 2009 to $172.28, while occupancy increased 3.5 percent to 70.6 percent during the same period.

For the six months ended June 30, 2010, the Company’s hotels generated $77.7 million of EBITDA compared with $79.7 million for the same period last year. During the six months ended June 30, 2010, hotel revenues increased 0.4 percent, while hotel expenses increased by 1.5 percent. As a result, the hotel EBITDA margin across the Company’s portfolio was 26.1 percent and was limited to a decline of 78 basis points compared to the same period last year.

Second Quarter Highlights

On April 21, 2010, the Company entered into separate Equity Distribution Agreements (the “Agreements”) with each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc. and Wells Fargo Securities, LLC (collectively, the “Managers”). Under the terms of the Agreements, the Company may issue and sell from time to time through or to the Managers, as sales agents and/or principals, the Company’s common shares of beneficial interest having an aggregate offering price of up to $150.0 million. The Company has not issued any shares under the program.

On June 15, 2010, the Company announced a quarterly dividend of $0.01 per common share for the second quarter of 2010. The second quarter dividend was paid on July 15, 2010 to common shareholders of record on June 30, 2010.

2010 Outlook

Based on the current economic environment and assuming that recent signs of economic recovery continue, the Company’s revised 2010 outlook is as follows:

Net Loss	($30.0) million - ($20.0) million;
FFO	$80.0 million - $90.0 million; and
EBITDA	$150.0 million - $160.0 million.

This 2010 outlook is based on the following major assumptions:

-	Portfolio RevPAR increase of 1.0 percent to 4.0 percent compared to 2009;

-	Portfolio hotel EBITDA margins between 26.4 percent and 27.9 percent (decline of 100 basis points to increase of 50 basis points);

-	Corporate general and administrative expenses of $16.0 million to $16.5 million;

-	Transaction costs of $1.5 million related to the acquisition of the Sofitel Washington, DC Lafayette Square;

-	Total capital investments of $26.0 million to $30.0 million;

-	Interest expense of $35.0 million to $35.5 million;

-	Non-cash income tax expense of $7.0 million to $8.0 million; and

-	Weighted average fully diluted shares of 68.4 million.

Earnings Call

The Company will conduct its quarterly conference call on Thursday, July 22, 2010 at 9:00 AM EDT. To participate in the conference call, please dial (800) 419-9895. Additionally, a live webcast of the conference call will be available through the Company’s website. To access, log on to http://www.lasallehotels.com. A replay of the conference call will be archived and available online through the Investor Relations section of http://www.lasallehotels.com.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust owning 32 upscale full-service hotels, totaling over 8,700 guest rooms in 14 markets in 11 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, Denihan Hospitality Group, Dolce Hotels and Resorts, the Kimpton Hotel & Restaurant Group, LLC and Accor.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this press release include, among others, statements about lodging sector demand trends, the timing, strength and length of the recovery, and the Company’s outlook for Net Loss, FFO and EBITDA. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

#  #  #

Additional Contacts:

Hans Weger, Chief Financial Officer, LaSalle Hotel Properties – (301) 941-1500

For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations

(in thousands, except share data)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2010	2009	2010	2009
Revenues:
Hotel operating revenues:
Room	$116,478	$103,730	$190,463	$183,685
Food and beverage	50,850	46,268	85,884	82,682
Other operating department	13,617	12,691	22,857	22,766

Total hotel operating revenues	180,945	162,689	299,204	289,133
Other income	1,531	11,745	3,250	13,201

Total revenues	182,476	174,434	302,454	302,334

Expenses:
Hotel operating expenses:
Room	26,623	23,676	47,479	44,848
Food and beverage	33,848	30,085	59,935	56,549
Other direct	6,542	5,793	11,144	10,532
Other indirect	45,074	41,451	82,283	80,622

Total hotel operating expenses	112,087	101,005	200,841	192,551
Depreciation and amortization	27,938	27,482	55,326	55,041
Real estate taxes, personal property taxes and insurance	8,800	6,929	17,581	15,689
Ground rent	1,464	1,504	2,897	3,001
General and administrative	3,999	4,305	7,670	8,526
Acquisition transaction costs	16	—	1,471	—
Other expenses	617	1,182	1,742	1,796

Total operating expenses	154,921	142,407	287,528	276,604

Operating income	27,555	32,027	14,926	25,730
Interest income	19	15	52	29
Interest expense	(8,725)	(9,887)	(17,501)	(19,747)

Income (loss) before income tax expense	18,849	22,155	(2,523)	6,012
Income tax expense	(4,161)	(7,245)	(1,966)	(3,304)

Net income (loss)	14,688	14,910	(4,489)	2,708

Noncontrolling interests:
Redeemable noncontrolling interest in (income) loss of consolidated entity	(9)	13	19	19
Noncontrolling interest of common units in Operating Partnership	—	(26)	—	(9)
Noncontrolling interest of preferred units in Operating Partnership	—	—	—	(367)

Net (income) loss attributable to noncontrolling interests	(9)	(13)	19	(357)

Net income (loss) attributable to the Company	14,679	14,897	(4,470)	2,351
Distributions to preferred shareholders	(6,688)	(6,689)	(13,377)	(13,011)

Net income (loss) attributable to common shareholders	$7,991	$8,208	$(17,847)	$(10,660)

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations - Continued

(in thousands, except share data)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2010	2009	2010	2009
Earnings per Common Share - Basic:
Net income (loss) attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.11	$0.16	$(0.27)	$(0.23)

Earnings per Common Share - Diluted:
Net income (loss) attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.11	$0.16	$(0.27)	$(0.23)

Weighted average number of common shares outstanding:
Basic	69,296,793	50,920,244	67,151,207	45,790,120
Diluted	69,398,026	50,999,598	67,151,207	45,790,120

LASALLE HOTEL PROPERTIES

FFO and EBITDA

(in thousands, except share data)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2010	2009	2010	2009
Net income (loss) attributable to common shareholders	$7,991	$8,208	$(17,847)	$(10,660)
Depreciation	27,800	27,307	55,050	54,690
Amortization of deferred lease costs	95	100	192	200
Noncontrolling interests:
Redeemable noncontrolling interest in consolidated entity	9	(13)	(19)	(19)
Noncontrolling interest of common units in Operating Partnership	—	26	—	9

FFO	$35,895	$35,628	$37,376	$44,220

Weighted average number of common shares and units outstanding:
Basic	69,296,793	50,990,244	67,151,207	45,860,120
Diluted	69,398,026	51,069,598	67,252,826	45,932,509

	For the three months ended June 30,		For the six months ended June 30,
	2010	2009	2010	2009
Net income (loss) attributable to common shareholders	$7,991	$8,208	$(17,847)	$(10,660)
Interest expense	8,725	9,887	17,501	19,747
Income tax expense	4,161	7,245	1,966	3,304
Depreciation and amortization	27,938	27,482	55,326	55,041
Noncontrolling interests:
Redeemable noncontrolling interest in consolidated entity	9	(13)	(19)	(19)
Noncontrolling interest of common units in Operating Partnership	—	26	—	9
Noncontrolling interest of preferred units in Operating Partnership	—	—	—	367
Distributions to preferred shareholders	6,688	6,689	13,377	13,011

EBITDA	$55,512	$59,524	$70,304	$80,800

Corporate expense	4,990	5,349	11,598	10,267
Interest and other income	(1,550)	(11,760)	(3,302)	(13,230)
Hotel level adjustments, net	(409)	493	(900)	1,855

Hotel EBITDA	$58,543	$53,606	$77,700	$79,692

With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Hotel EBITDA includes the operating data for all properties for the three and six months ended June 30, 2010 and 2009. Hotel EBITDA includes adjustments made for presentation of comparable information.

LASALLE HOTEL PROPERTIES

Hotel Operational Data

Schedule of Property Level Results

(in thousands)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2010	2009	2010	2009
Revenues
Room	$116,478	$108,425	$190,463	$190,487
Food and beverage	50,850	47,264	85,884	84,912
Other	13,079	12,266	21,732	21,475

Total hotel revenues	180,407	167,955	298,079	296,874

Expenses
Room	26,623	25,020	47,479	46,454
Food and beverage	33,848	31,346	59,935	58,213
Other direct	6,414	6,009	10,919	10,643
General and administrative	13,257	12,536	24,857	24,843
Sales and marketing	12,352	11,358	22,641	22,465
Management fees	6,793	6,573	10,087	10,448
Property operations and maintenance	6,628	6,037	12,421	11,811
Energy and utilities	5,092	5,529	10,551	11,218
Property taxes	7,895	6,840	15,786	15,078
Other fixed expenses	2,962	3,101	5,703	6,009

Total hotel expenses	121,864	114,349	220,379	217,182

Hotel EBITDA	$58,543	$53,606	$77,700	$79,692

Note:

This schedule includes the operating data for all properties for the three and six months ended June 30, 2010, including Sofitel for the Company’s period of ownership. Sofitel is shown in 2009 for its comparative period of ownership in 2010.

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2010	2009	2010	2009
Total Portfolio
Occupancy	79.1%	75.1%	70.6%	68.2%
Increase/(Decrease)	5.2%		3.5%
ADR	$185.44	$181.61	$172.28	$178.38
Increase/(Decrease)	2.1%		(3.4%)
RevPAR	$146.60	$136.47	$121.60	$121.61
Increase/(Decrease)	7.4%		0.0%

Note:

This schedule includes the operating data for all properties for the three and six months ended June 30, 2010, including Sofitel for the Company’s period of ownership. Sofitel is shown in 2009 for its comparative period of ownership in 2010.